Exhibit 32.1
CERTIFICATION OF PERIODIC FINANCIAL REPORTS
I, Eric D. Major, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, (the “Periodic Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of K2M Group Holdings, Inc.
Date: August 1, 2018

/s/ Eric D. Major
Name: Eric D. Major
Chairman, President and Chief Executive Officer